Exhibit 4

CONSENT OF BROWN SMITH OWEN LLP

INDEPENDENT CHARTERED ACCOUNTANTS

We consent to use of our report dated April 30, 2003 with respect to the financial statements of the Company for the year ended December 31, 2002 included in this Annual Report (Form 40-F).

Calgary, Alberta, Canada	/s/ Brown Smith Owen LLP
May 20, 2003	Chartered Accountants